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                                    EXHIBIT 1

               In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13D (including amendments thereto) with respect to the common stock, no par value, of Odwalla, Inc., a California corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(f)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning other persons making the filing, unless such person knows or has reason to believe such information to be inaccurate. This Joint Filing may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

        CATTERTON-SIMON PARTNERS III, L.P.
        By its General Partner:
        Catterton-Simon Managing Partner III, L.L.C.


        By: /s/ Craig Sakin
           ---------------------------------
               Name:  Craig Sakin
               Title: Manager


        CATTERTON-SIMON MANAGING PARTNER III, L.L.C.


        By: /s/ Craig Sakin
           ---------------------------------
               Name:  Craig Sakin
               Title: Manager